Form 10-Q                                          Crawford & Company
Quarter Ended June 30, 1996                        Page 17
                                  								         Exhibit 15.1




To the Stockholders and
Board of Directors of
Crawford & Company:


We are aware that Crawford & Company has incorporated by reference in its previously filed Registration Statement File No. 2-78989, Registration Statement File No. 33-22595, Registration Statement File No. 33-47536, Registration Statement File No. 33-36116, and Registration Statement File No. 333-2051, its Form 10-Q for the quarter ended June 30, 1996, which includes our report dated August 9, 1996 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                  /s/Arthur Andersen LLP


Atlanta, Georgia
August 9, 1996